Exhibit 1.1

ROYAL CARIBBEAN CRUISES LTD.
COMMON STOCK ($0.01 PAR VALUE PER SHARE)

EQUITY DISTRIBUTION AGREEMENT

December 3, 2020

December 3, 2020

To	BofA Securities, Inc. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

And the other Managers listed in Schedule I hereto

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Royal Caribbean Cruises Ltd., a corporation incorporated and existing under the laws of the Republic of Liberia (the “Company”), proposes to issue and sell through or to BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BBVA Securities Inc., BNP Paribas Securities Corp., BTIG, LLC, Commerz Markets LLC, DNB Markets, Inc., Fifth Third Securities, Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, R. Seelaus & Co., LLC, Santander Investment Securities Inc., Scotia Capital (USA) Inc., Skandinaviska Enskilda Banken AB (publ), SMBC Nikko Securities America, Inc., SG Americas Securities, LLC and Truist Securities, Inc. as sales agents and/or principals (each, a “Manager” and collectively, the “Managers”), on the terms set forth in this equity distribution agreement (this “Agreement”), shares of its common stock, par value $0.01, having an aggregate gross sales price of up to $1,000,000,000 (the “Shares”). The shares of common stock, par value $0.01, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”. The Company agrees that whenever the Company determines to sell Shares directly to a Manager as principal they will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2(g) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

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The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (File No. 333-223241), including a prospectus relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule II hereto or otherwise approved in writing by the Managers in accordance with Section 6(b). As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1.            Representations and Warranties. The Company represents and warrants to and agrees with each Manager that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement. The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

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(b)            (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below), (E) at each Time of Delivery (as defined herein) and (F) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date, as of each Time of Delivery and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c)            (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date and at any Time of Delivery, the Prospectus (as amended and supplemented at such Settlement Date or Time of Delivery, as the case may be) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with, the Managers’ Information furnished to the Company in writing by any Manager expressly for use therein. The “Managers’ Information” as used herein shall mean the Managers’ names on the front and back covers of the Prospectus Supplement.

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(d)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e)             The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Republic of Liberia, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, stockholders’ equity, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(f)             Of the Company’s direct and indirect subsidiaries as of the date hereof (collectively, the “subsidiaries”), those that are set forth in Schedule III hereto constitute “Significant Subsidiaries” as defined under Regulation S-X promulgated under the Securities Act (the “Significant Subsidiaries”). Each Significant Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package. Each Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are 100% owned by the Company, directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, mortgage or encumbrance of any kind.

(g)            This Agreement has been duly authorized, executed and delivered by the Company.

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(h)            The Company had, at the respective dates indicated in the Prospectus and the General Disclosure Package, a duly authorized and outstanding capitalization as set forth in the Prospectus and the General Disclosure Package, as the case may be, under the caption “Capitalization” in each of the columns entitled “Actual”, “Pro Forma” (after giving effect to the second bullet under the caption) and “Further As Adjusted” (after giving effect to the third bullet under the caption). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any shareholder of the Company arising by operation of law, under the articles of incorporation or by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party; except as described in or expressly contemplated by the Registration Statement, the Prospectus and the General Disclosure Package, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package.

(i)             The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(j)             With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and the rules and regulation of the Commission thereunder and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company's filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

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(k)            Neither the Company nor any Significant Subsidiary is i) in violation of its articles of incorporation, by-laws or other constitutive document or ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them may be bound (including, without limitation, the agreements and instruments listed in Schedule IV hereto), or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except, with respect to clause (i) as it relates to any Significant Subsidiary, such violations and with respect to clause (ii), as it relates to the Company or any Significant Subsidiary, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, and the issuance and delivery of the Shares by the Company, and consummation of the transactions contemplated hereby and thereby and by the General Disclosure and the Prospectus does not and will not (i) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any Significant Subsidiary, (ii) conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances or consents as would not, individually or in the aggregate, result in a Material Adverse Effect, and (iii) result in a violation of any existing applicable law (except that no representation is made with respect to any state securities or “blue-sky” laws), rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(l)             No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, or the issuance and delivery of the Shares, or consummation of the transactions contemplated hereby and thereby and by each of the General Disclosure Package and the Prospectus, except for such as have been obtained, or shall prior to issuance be obtained, by the Company or any of its subsidiaries and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada.

(m)           Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there has not been (i) any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, stockholders’ equity, business or operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, taken as a whole, or (iii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(n)            Other than as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would, individually or in the aggregate, have a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement and each of the General Disclosure Package and the Prospectus.

(o)            Each of the Company and its subsidiaries is in compliance with all applicable laws, rules, regulations, judgments, orders or decrees relating to the protection of the environment, except to the extent that the failure to so comply would not have a Material Adverse Effect.

(p)            The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

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(q)            (i) None of the Company or its subsidiaries, or, to the Company’s knowledge, any director, officer, employee, affiliate or other representative of the Company or of its subsidiaries acting on behalf of the Company or of any of its subsidiaries, has taken an action in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, directly or indirectly, to any government official, political party or official thereof, or any other person for purposes of influencing any act or decision of such official in his official capacity, inducing such official to do or omit to do any act in violation of the lawful duty of such official, or securing an improper advantage or inducing such official to unlawfully use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality in order to assist the Company and its subsidiaries in obtaining or retaining business for or with, or directing business to, any person; (ii) the Company and its subsidiaries make and keep their books, records, and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of their assets and have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management authorization, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and maintain accountability for assets, access to assets is permitted only in accordance with management authorization, and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in violation of (i) above. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(r)             The operations of the Company and its subsidiaries are and have been, to the knowledge of the Company, conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(s)            None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries, is, or is owned 50 percent or more or controlled by one or more Persons that are: an individual or entity (“Person”) that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is, or whose government is, currently subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria) and, except as permissible under applicable law, the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities of or business with any Person, or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions. Except as permissible under applicable law, the Company and its subsidiaries have not knowingly engaged in during the last five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(t)             PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(u)            The consolidated financial statements, together with the related schedules and notes, incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries, taken as a whole, as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby, except for any normal year-end adjustments in the Company’s quarterly financial statements or as indicated in footnotes or otherwise therein. The selected financial data included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

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(v)            (i) The Company and its subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect; (ii) except as would not reasonably be expected to have a Material Adverse Effect, the Intellectual Property Rights owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights licensed to the Company and its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; and (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, except where such infringement, misappropriation or violation would not reasonably be expected to have a Material Adverse Effect;

(w)           Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, (A) there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, including but not limited to personally identifiable information, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries has been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, and as required by applicable law and regulatory standards. The Company and its subsidiaries are in material compliance with all applicable laws, statutes, regulations and orders from any governmental body or agency, and their respective contractual obligations and privacy policies, in each case relating to the privacy and security of IT Systems and Data.

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(x)            The Company and its subsidiaries have paid all national, state municipal, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for such failures to pay or to file as would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in each of the Registration Statement, the Prospectus and the General Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any such tax deficiency that would not, individually or in the aggregate, have a Material Adverse Effect.

(y)            (i) The Company and its subsidiaries legally and beneficially own each of the passenger cruise vessels (each, a “Vessel” and collectively, “Vessels”) owned by them free and clear of all liens and encumbrances, except for liens and encumbrances (A) granted in connection with that certain indenture, dated May 19, 2020, among the Company, the guarantors party thereto and The Bank of New York Trust Company, N.A. as trustee, principal paying agent, transfer agent, registrar and security agent, (B) granted in connection with that certain indenture, dated as of January 30, 2017 among Silversea Cruise Finance Ltd., as issuer, Citibank N.A. London Branch, as trustee, as principal paying agent and as security agent, and Citigroup Global Markets Deutschland AG, as registrar, as supplemented (C) permitted under the indenture, dated October 16, 2020, among the Company and the Bank of New York Mellon Trust Company, N.A., as trustee, (D) described in the Registration Statement, the Prospectus and the General Disclosure Package or (E) such as would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) each Vessel is registered in the name of the relevant subsidiary of the Company which owns such Vessel under the laws, regulations and flag of the nation of its respective registration.

(z)            Each of the Company and its subsidiaries (1) holds all governmental licenses, permits and other approvals required to conduct its business in the manner described in the Registration Statement, the Prospectus and the General Disclosure Package, subject to such qualifications as may be set forth in the Registration Statement, the Prospectus and the General Disclosure Package and except to the extent the failure to hold any such governmental licenses, permits or other approvals would not reasonably be expected to have a Material Adverse Effect and (2) has obtained all such governmental licenses, authorizations, consents, permits and approvals as may be required for the operation of each Vessel in compliance with all applicable laws, except to the extent that failure to having obtained such governmental licenses, authorizations, consents, permits and approvals would not reasonably be expected to have a Material Adverse Effect.

(aa)          Each of the Company and its subsidiaries are insured with policies covering such risks in such amounts and with such limitations, exclusions and deductibles as it believes are sufficient for their businesses. The Company and its subsidiaries have not received any notice of non-compliance (and to their knowledge no such notice has been threatened) with the terms of such policies that would materially affect their aggregate insurance coverage. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

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(bb)          The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc)          The Company is, and as of the date of the Prospectus and any amendment or supplement thereto and as of the date hereof, at each Time of Sale, at each Settlement Date, at any Time of Delivery and at all times during the Delivery Period, as the case may be, will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date iv) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, v) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, vi) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and vii) such person does not have unreasonably small capital.

(dd)          The Company and its subsidiaries and their respective officers and directors (in their capacities as such) are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ee)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit the preparation of financial statements (including, as applicable, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package) for external purposes in accordance with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s internal control over financial reporting is effective, and, except as otherwise disclosed to the Managers in respect of any significant deficiency, the Company is not aware of any material weaknesses or significant deficiencies in its internal control over financial reporting. Since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(ff)           The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act). The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg)          The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)          There is no tax, levy, duty, impost, deduction, charge, withholding or other tax (including without limitation, value added tax) imposed (A) on or by virtue of the execution, delivery or performance of this Agreement or any other document to be furnished hereunder or thereunder, (B) on the issuance of the Shares or (C) on any payment (including dividend or distributions on the Shares and all other payments) to be made by the Company pursuant to this Agreement under the current laws and regulations of the Republic of Liberia or any other jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”) or any political subdivision or taxing authority thereof or any other governmental entity therein; and all payments are otherwise payable free and clear of any other tax, levy, impost, deduction, charge, withholding or other tax (including without limitation, value added tax); except for such amounts imposed on payments made to or due to the Managers or holders of Shares who are a tax resident of, have a physical presence in, or are otherwise treated as being engaged in a trade or business in a Relevant Taxing Jurisdiction other than by reason of the receipt or holding of such Shares pursuant to this Agreement.

(ii)            So long as the Managers are not conducting business activity or operations in and are otherwise not tax resident in the Republic of Liberia, no stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Managers, the Company or any of its subsidiaries in any Relevant Taxing Jurisdiction in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the distribution by the Managers of the Shares in the manner contemplated in the Prospectus, (iv) the sale and delivery of the Shares directly to any of the Managers as principal and (v) the resale and delivery of the Shares by the Managers in the manner contemplated herein, except in each case for such amounts that may be withheld on transfers or payments to holders who are a tax resident of, have a physical presence in, or are otherwise treated as being engaged in a trade or business in a Relevant Taxing Jurisdiction other than by reason of the receipt or holding of such Shares pursuant to this Agreement.

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(jj)            Solely in connection with the transactions to be carried out by the Managers pursuant to this Agreement, to the knowledge of the Company, it is not necessary under the laws of the Republic of Liberia that the Managers be licensed, qualified or entitled to carry on business in the Republic of Liberia, and no Manager will be deemed resident or domiciled subject to any tax liability in the Republic of Liberia solely by reason of distributing the Shares in the manner contemplated in the Prospectus.

(kk)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no governmental approvals are currently required in the Republic of Liberia in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of Republic of Liberia and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Republic of Liberia, and no such payments made to the holders thereof or therein who are non-residents of Republic of Liberia and not individuals or entities subject to taxation in Liberia as a result of having a permanent establishment within the meaning of the Liberia Revenue Code of 2000 as amended in Liberia will be subject to income, withholding or other taxes under laws and regulations of Republic of Liberia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Republic of Liberia or any political subdivision or taxing authority thereof or therein.

(ll)            Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement.

(mm)         The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Securities Act) of the Shares.

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(nn)          The Common Stock constitutes an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

2.            Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may from time to time seek to sell Shares through a Manager that the Company has designated as sales agent to sell Shares pursuant to the terms of this Agreement as of any given time (each, a “Designated Manager”), acting as sales agent, or directly to any of the Managers, acting as principal, as follows:

(a)            The Company, acting through (i) one or more of its Chairman and the Chief Executive Officer, the Chief Financial Officer or the Treasurer or (ii) the Senior Vice President, Finance, acting, as attorney-in-fact, pursuant to a power of attorney issued on behalf of the Company by its Chairman and the Chief Executive Officer or the Chief Financial Officer (each of such officers or attorneys-in-fact, an “Authorized Person”), may submit its orders to the Designated Manager (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by the Designated Manager (and accepted by the Company, acting through one or more Authorized Persons) by electronic mail using a form substantially similar to that attached hereto as Exhibit B. As used herein, “Trading Day” shall mean any trading day on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b)            Subject to the terms and conditions hereof, each Manager, at any time it is a Designated Manager, shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which the Designated Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that any Designated Manager will be successful in selling the Shares, (ii) no Designated Manager will incur any liability to the Company or any other person or entity if it does not sell Shares for any reason and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed between such Manager and the Company.

(c)            The Company shall not authorize the issuance and sale of, and a Designated Manager shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or a Designated Manager may, upon notice to the other party hereto (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Any obligation under Sections 6(l), 6(m), 6(n), 6(o), 6(p) and 6(q) with respect to the delivery of certificates, opinions, or comfort letters to the Managers, or the conduction of diligence reviews or calls, shall be waived for any Representation Date occurring at a time when such suspension is in effect. Each of the parties agrees that no such notice under this Section 2 shall be effective against any other party unless it is made pursuant to Section 18 hereof.

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(d)            The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall be effected by or through only one Manager on any single given day, which shall be the Designated Manager on such date, and in no event by more than one Manager.

(e)            The Designated Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to the Designated Manager with respect to such sales.

(f)            At each Time of Sale, Settlement Date, Time of Delivery and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of a Designated Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any reasonable diligence to verify such accuracy by such Designated Manager), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement. For the avoidance of doubt, the Company shall have the option, but in no event be obligated, to deliver the documents described in Sections 6(l), 6(m), 6(n), 6(o) and 6(p) if such documents are requested as part of reasonable diligence to verify the accuracy of representations and warranties pursuant to this Section 2(a), it being understood that a Designated Manager shall have no obligation to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent if such documents were reasonably requested to verify the accuracy of the representations and warranties of the Company herein but have not, at the option of the Company, been provided.

(g)            If the Company wishes to issue and sell the Shares pursuant to this Agreement directly to any of the Managers acting as principal (each, a “Placement”), it will notify the Manager or Managers of the proposed terms of such Placement. If such Manager or Managers, acting as principal, wishes to accept such proposed terms (which a Manager may decline to do for any reason in its sole discretion) or wishes to accept amended terms proposed by the Company after further discussion, such Manager or Managers and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager or Managers unless and until the Company and such Manager or Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control as to such Placement.

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(h)            Each Placement shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by a Manager. The commitment of a Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by a Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, managers acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.

(i)            Notwithstanding any other provision of this Agreement, the Company and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers shall not be obligated to sell or offer to sell, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that clause (i) shall commence on January 1, 2021.

(j)            Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in the first paragraph of this Agreement, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the board of directors of the Company, or a duly authorized committee thereof, and notified to the Managers in writing.

3.            Fee. (a) The compensation to the Managers for sales of the Shares hereunder shall be equal to 1.00% of the gross offering proceeds of the Shares sold pursuant to this Agreement. For the avoidance of doubt, the foregoing rate of compensation shall also apply when a Manager, acting as principal, purchases Shares from the Company pursuant to a Terms Agreement.

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(b)            If this Agreement is terminated by the Company in accordance with the provisions of Section 10 prior to the date on which the aggregate gross purchase price of the Shares sold pursuant to this Agreement is at least $500,000,000, the Company shall reimburse the Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers incurred by them in connection with the offering contemplated by this Agreement, in an aggregate amount not to exceed $150,000 (collectively, the “Expenses”).

4.            Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Designated Manager for settlement on such date shall be issued and delivered by the Company to such Designated Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Designated Manager’s or its designee’s account (provided that the Designated Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date or at any Time of Delivery, the Company shall (i) hold the Designated Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Managers any commission, discount or other compensation to which they would otherwise be entitled absent such default.

5.            Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a)            Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or to the knowledge of the Company, threatened by the Commission;

(ii)            As of each Settlement Date and the Time of Delivery, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, stockholders’ equity, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the General Disclosure Package that, in the Managers’ judgment, makes it impracticable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the General Disclosure Package.

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(b)            The Managers shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by the Chief Financial Officer and the Treasurer or Controller of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; and (iii) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied in all material respects; (iv) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with the Managers’ Information.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Managers shall have received on each date specified in Section 6(m), (i) an opinion, taxation opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel for the Company, (ii) an opinion of Watson Farley & Williams LLP, counsel for the Company as to Liberian law, and (iii) the opinion of Faegre Drinker Biddle & Reath LLP, special U.S. Federal tax counsel to the Company, each dated the respective dates, and in form and substance reasonably satisfactory to counsel for the Managers. The opinions of counsel for the Company described in this Section 5(c) shall be rendered to the Managers at the request of the Company and shall so state therein.

(d)            The Managers shall have received on each date specified in Section 6(n), an opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.

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(e)            The Managers shall have received on each date specified in Section 6(o), from PricewaterhouseCoopers LLP, the independent public accountants for the Company, a “comfort letter” dated the date thereof addressed to the Managers, in form and substance reasonably satisfactory to the Managers, covering the financial information in the General Disclosure Package and other customary matters (the first such letter, the “ Initial Comfort Letter”), and updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f)            The Managers shall have received on each date specified in Section 6(o), a written certificate dated such date and executed by the Chief Financial Officer of the Company, which shall (A) contain statements and information of the type ordinarily included in a “CFO certificate”, providing “management comfort” with request to certain financial information contained in the Registration Statement, the Prospectus Supplement and the Prospectus (the first such certificate, the “Initial CFO Certificate”) and (B) update the Initial CFO Certificate with any information that would have been included in the Initial CFO Certificate had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(g)            All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date and by each Time of Delivery shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(h)            The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date or Time of Delivery.

(i)            The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6.            Covenants of the Company. The Company covenants with the Managers as follows:

(a)            To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case the Managers are required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Managers, and at its own expense, the Company shall prepare and deliver to the Managers as many copies as the Managers may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

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(b)            Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object promptly after reasonable notice thereof (other than notice in connection with filings made in the ordinary course of business by the Company pursuant to its reporting obligations under the Exchange Act that do not relate to the offering of the Shares or any prospectus supplement relating to the offering of Shelf Securities other than the Common Stock), to furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object promptly after reasonable notice thereof, and not to take any action that would result in the Managers or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Managers that the Managers otherwise would not have been required to file thereunder.

(c)            To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period; for the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d)            To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Managers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Managers and, at the Managers’ request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

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(e)            During the Delivery Period to advise the Managers, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f)            If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.

(g)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            To make generally available to the Company’s security holders and to the Managers (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

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(i)             Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and reasonably incurred fees and disbursements of counsel to the Managers incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. in an amount up to $20,000 (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3(b) and Section 8, the Managers will pay all of its costs and expenses, including the fees and disbursements of their counsel, transfer taxes payable on resale of the Shares by them (in the event of sales made by one or more Managers as principal pursuant to a separate Terms Agreement) and any advertising expenses connected with any offers the Managers may make.

(j)             If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission); provided that the Company and the Managers agree not to offer or sell any Shares during the period from five Trading Days prior to such third anniversary to the effective date of the new shelf registration.

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(k)            To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(l)             Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than (A) an interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 6(c) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of Shelf Securities other than the Shares, or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 6(l)(ii)), (ii) there is filed with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto, or (iii) the Shares are delivered to one or more Managers as principal at the Time of Delivery pursuant to a Terms Agreement (the date of such commencement, the date of each such recommencement and each such date referred to in (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(m)            On each Representation Date, the Company shall cause to be furnished to the Manager, dated as of such date, in form and substance reasonably satisfactory to counsel for the Managers, (i) an opinion, taxation opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel for the Company, dated the respective date, (ii) an opinion of Watson Farley & Williams LLP, outside counsel for the Company, dated the respective date and (iii) the opinion of Faegre Drinker Biddle & Reath LLP, special U.S. Federal tax counsel to the Company, dated the respective date, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)            On each Representation Date, Shearman & Sterling LLP, counsel to the Managers, shall furnish to the Managers a written opinion and negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Manager.

24

With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion and negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion and negative assurance letter delivered under Section 6(m) or Section 6(n), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(o)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is filed with the Commission by the Company any document which contains financial information, including any filed earnings release, or (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, PricewaterhouseCoopers LLP, independent public accountants of the Company, shall deliver to the Managers the comfort letter(s) described in Section 5(e).

(p)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is filed with the Commission by the Company any document which contains financial information, including any filed earnings release, or (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, the Managers shall have received the written certificate, executed by the Chief Financial Officer of the Company, described in Section 5(f).

(q)            To comply with the Due Diligence Protocol attached hereto on Schedule V and any other due diligence review or call reasonably requested by the Manager.

(r)            To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(s)            That it consents to the Managers trading in the Common Stock for the Managers’ respective own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

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(t)            That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date or the Time of Delivery, as the case may be, for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u)            Prior to instructing a Designated Manager pursuant to Section 2(a) hereof to make sales on any given day (or as otherwise agreed between the Company and the Managers), any one of the Authorized Persons shall have approved the information set forth on Exhibit B with respect to the Shares to be sold.

(v)            Other than during a period when a suspension is in effect, not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares (including in connection with filing a shelf registration statement related thereto) and the sales through the Managers pursuant to this Agreement, (ii) the issuance of shares of Common Stock upon the exercise or settlement (including any “net” or “cashless” exercises or settlements) of options, restricted stock units, warrants, performance share units, convertible notes or similar securities or the conversion of a security outstanding on the date hereof as described in each of the Registration Statement, the Prospectus and the General Disclosure Package, (iii) the issuance of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to any employee stock option plan, incentive plan or stock ownership plan of the Company in effect on the date hereof and described or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, (iv) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, (v) the repurchase of any shares of Common Stock pursuant to existing agreements or rights providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights or agreements that were in existence on the date hereof and described or incorporated by reference in each of the General Disclosure Package and the Prospectus, or (vi) the issuance by the Company of shares of Common Stock or securities convertible into, exercisable for, or which are otherwise exchangeable for or that represent the right to receive shares of Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the total aggregate amount of securities that the Company may sell or issue or agree to sell or issue pursuant to this clause (vi) shall not exceed 5.0% of the total number of shares of capital stock of the Company issued and outstanding as of the date hereof, in each case during the Delivery Period, without (A) giving the Managers at least one business day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers suspending activity under this program for such period of time as requested by the Company,

26

(w)            To promptly notify the Managers if the Company becomes aware of any downgrading, or if any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act.

7.            Covenants of the Manager. The Managers covenant with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Managers that otherwise would not be required to be filed by the Company thereunder, but for the action of the Managers.

8.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Managers, each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Manager within the meaning of Rule 405 under the Securities Act from and against

(i)            any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred (including, without limitation, legal fees and disbursements of one separate counsel (in addition to one local counsel in each applicable jurisdiction) chosen by the Managers, which expenses and disbursements are reasonably incurred in connection with any suit, action or proceeding or any claim asserted), arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact included in the Registration Statement, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading, except insofar as such losses, liabilities, claims, damages or expenses are caused by such statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Managers’ Information;

27

(ii)           any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

(iii)          any and all expense whatsoever, as incurred (including fees and disbursements of one separate counsel (in addition to one local counsel in each applicable jurisdiction) chosen by the Managers), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Managers’ Information.

(b)            Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to information relating to the Managers furnished to the Company in writing by any Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto. The Company hereby acknowledges that the only such information is the Managers’ Information.

28

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnified party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

29

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Managers. The relative fault of the Company, on the one hand, and the Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            The Company and the Managers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Managers shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by them were offered to the public exceeds the amount of any damages that the Managers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)             The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Managers, any person controlling any Manager or any affiliate of any Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.            Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.         Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through a Designated Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)             Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time, with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through such Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination. Following any such termination by a Manager, this Agreement shall remain in effect as to each other Manager that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 10(b) and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to, as applicable, only such other Managers.

(c)            This Agreement shall remain in full force and effect until the second anniversary of the date of this Agreement, unless terminated earlier pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11.          Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements that relate to the offering of the Shares, represents the entire agreement between the Company and the Managers with respect to the preparation of the General Disclosure Package and the Prospectus, the conduct of the offering, and the sale and distribution of the Shares.

(b)            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Managers, or any of them, with respect to the subject matter hereof.

(c)            The Company acknowledges that in connection with the offering of the Shares: (i) the Managers have acted and will act at arm’s length, and owe no fiduciary duties to, the Company or any other person, (ii) the Managers owe the Company only those duties and obligations set forth in this Agreement and any contemporaneous written agreements, (iii) the Managers may have interests that differ from those of the Company, and (iv) the Managers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate, and (v) none of the activities of the Managers in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Managers with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12.          Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

(a)     Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall, to the fullest extent permitted by applicable law, be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b)    With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)    The Company hereby irrevocably designates and appoints the Company’s General Counsel as the Company’s authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon the Company’s General Counsel at his office at the Company, 1050 Caribbean Way, Miami, Florida 33132 and written notice of said service to the Company, mailed or delivered to the Company’s General Counsel, 1050 Caribbean Way, Miami, Florida 33132 shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Said designation and appointment shall be irrevocable.

(d)     If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Managers could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Manager shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Manager of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Manager may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Manager hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Manager against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Manager hereunder, such Manager agrees to pay to the Company (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Manager hereunder.

13.         Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of a Manager or taken into account as a receipt in computing the taxable income of that Manager (excluding net income taxes on compensation payable hereunder), the sum payable to the Manager under this Agreement shall be increased to such sum as will ensure that the Manager shall be left with the sum it would have had in the absence of such tax, except that no such increased amount shall be payable to any Manager in connection with any tax to which such Manager is subject as a result of the conduct of any business activity or operations or otherwise being tax resident in the Republic of Liberia.

14.          Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

15.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Manager is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Manager is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.         Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Managers shall be delivered, mailed or sent to the Managers at their respective addresses listed in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to Richard D. Fain, Chairman of the Board, with a copy to the General Counsel of the Company at 1050 Caribbean Way, Miami, Florida 33132.

19.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.

20.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature page follows]

Very truly yours, ROYAL CARIBBEAN CRUISES LTD.

By:	/s/ Jason T. Liberty
	Name:	Jason T. Liberty
	Title:	Chief Financial Officer

Accepted as of the date first written above Morgan Stanley & Co. LLC

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	Title:	Managing Director

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	Title:	Managing Director

commerz markets llc
By:	/s/ Maribel Cabrera
	Name:	Maribel Cabrera
	Title:	Managing Director

dnb Markets, Inc.
By:	/s/ Daniel Hochstadt
	Name:	Daniel Hochstadt
	Title:	Managing Director

By:	/s/ Jae Kwon
	Name:	Jae Kwon
	Title:	Managing Director

fifth third securities, inc.
By:	/s/ Susannah Lunke
	Name:	Susannah Doyle Lunke
	Title:	Director, ECM

hsbc securities (usa) inc.
By:	/s/ Jeffrey Nicklas
	Name:	Jeffrey Nicklas
	Title:	Director

mizuho securities usa llc
By:	/s/ Stephen F. X. Roney
	Name:	Stephen F. X. Roney
	Title:	Managing Director

mufg securities Americas inc.
By:	/s/ Jason J. Demark
	Name:	Jason J. Demark
	Title:	Director

pnc capital markets llc
By:	/s/ Valerie Shadeck
	Name:	Valerie Shadeck
	Title:	Director

r. seelaus & co., llc
By:	/s/ James Brucia
	Name:	James Brucia
	Title:	Managing Director

santander investment securities inc.
By:	/s/ Sonia Olinto
	Name:	Sonia Olinto
	Title:	Executive Director

By:	/s/ Daniel Penaloza
	Name:	Daniel Penaloza
	Title:	Executive Director

scotia capital (usa) inc.
By:	/s/ Tim Mann
	Name:	Tim Mann
	Title:	Managing Director

skandinaviska ensikilda banken ab (publ)
By:	/s/ Tony Racanelli
	Name:	Tony Racanelli
	Title:	SVP / COO

smbc nikko securities america, inc.
By:	/s/ Michelle Petropoulos
	Name:	Michelle Petropoulos
	Title:	Managing Director

sg americas securities, llc
By:	/s/ Paul Kavanagh
	Name:	Paul Kavanagh
	Title:	Managing Director

truist securities, inc.
By:	/s/ Keith Carpenter
	Name:	Keith Carpenter
	Title:	Director

SCHEDULE I

Managers and Managers’ Notice Information

Morgan Stanley & Co. LLC

1585 Broadway,

New York, NY 10036

Attn: Equity Syndicate Desk, with a copy to the Legal Department

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Attn: Syndicate Department

Facsimile: (646) 855-3073)

with copy to ECM Legal,

(facsimile: (212) 230-8730)

Citigroup Global Markets Inc.

388 Greenwich Street

New York, new York 10013

Attn: General Counsel

Facsimile: (646) 291-1469

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Attention Registration Department

(Phone: (866) 471-2526),

Attn: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attn: Corporate Derivatives Marketing

Stephanie Little (email: Stehpanie.y.little@jpmorgan.com)

with a copy to Brett Chalmers (email: brett.chalmers@jpmorgam.com)

Facsimile: (312) 300-7716

BBVA Securities Inc.

1345 Avenue of the Americas

New York, NY 1015

Attn: US Capital Markets

I-1

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019
Attn: Damir Tanovic

e-mail: dl.bnpp_atm_execution@us.bnpparibas.com

BTIG, LLC

65 East 55th St.

New York, NY 1022

Attn: Equity Capital Markets

Commerz Markets LLC

Attn: DCM Bonds, Syndicate

225 Liberty Street

New York, NY, 10281

DNB Markets, Inc.

Compliance - Investment Banking Division

200 Park Avenue, 31st Floor

New York, NY 10166

Email: compliance.marketsinc@dnb.no

Fifth Third Securities, Inc.

Susannah Doyle Lunke

Fifth Third Equity Capital Markets

424 Church Street, Suite 600

Nashville, TN 37219

Fifth Third Legal Department

Attn: Michael Bertkau

38 Fountain Square Plaza

Cincinnati, OH 45263

HSBC Securities (USA) Inc.

452 5th Avenue 8th Floor

New York, NY 10018

Attn: Jeffrey Nicklas

I-2

Mizuho Securities USA LLC

1271 Avenue of the Americas, 3rd Floor

New York, NY 10020

ATTN: Equity Capital Markets

MUFG Securities USA LLC

1221 Avenue of the Americas, 6th Floor

New York, NY, 10020

Attn: Equity Capital Markets

PNC Capital Markets LLC

Attn: Debt Capital Markets

300 Fifth Avenue, (PT-PTWR-10-1)

Pittsburgh PA, 15222

R. Seelaus & Co., LLC

Karolina Pajdak

26 Main Street

Suite 300

Chatham, NJ 07928

Santander Investment Securities Inc.

45 East 53rd Street

New York, NY 10022

Attn: US ECM Department

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Equity Capital Markets

Copies to: Chief Legal Officer, U.S.

Facsimile: (212) 225-6553

Email: us.ecm@scotiabank.com; us.legal@scotiabank.com

Skandinaviska Enskilda Banken AB (publ)

245 Park Avenue, 33rd Floor

New York, NY 10167

Attn: Tony Racanelli

SMBC Nikko Securities America, Inc.

I-3

277 Park Avenue, 5th floor

New York, NY  10172

Attn: Equity Capital Markets

SG Americas Securities, LLC

245 Park Avenue

New York, New York 10167

Attn: Tim Oeljeschlaeger

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Attention: Equity Capital Markets

Fax: (404) 926-5872

I-4

SCHEDULE II

Permitted Free Writing Prospectuses

None.

II-1

SCHEDULE III

Significant Subsidiaries

Celebrity Cruise Lines Inc.

RCL Cruises Ltd.

Celebrity Cruises Inc.

III-1

SCHEDULE IV

Scheduled Contracts

1.	Indenture dated as of July 15, 1994, by and between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Trust Company, N.A., successor to NationsBank of Georgia, National Association, as trustee.

2.	Sixth Supplemental Indenture dated as of October 14, 1997, to the Indenture, dated as of July 15, 1994, by and between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Trust Company, N.A., as trustee.

3.	Eighth Supplemental Indenture dated as of March 16, 1998, to the Indenture, dated as of July 15, 1994, by and between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Trust Company, N.A., as trustee.

4.	Indenture, dated as of July 31, 2006 between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Trust Company, N.A. as trustee.

5.	Second Supplemental Indenture, dated as of November 7, 2012, between Royal Caribbean Cruises Ltd., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

6.	Hull No. B34 Credit Agreement, dated January 30, 2015 as novated, amended and restated on the Actual Delivery Date pursuant to a novation agreement, dated 30 January 2015 (as amended) between Royal Caribbean Cruises Ltd., Citibank N.A., London Branch, as ECA Agent, Citibank Europe plc, UK Branch, as Facility Agent, the Mandated Lead Arrangers and the lender parties thereto.

7.	Indenture dated as of January 30, 2017 among Silversea Cruise Finance Ltd., as issuer, Citibank N.A. London Branch, as trustee, as principal paying agent and as security agent, and Citigroup Global Markets Deutschland AG, as registrar.

8.	Supplemental Indenture dated as of February 1, 2017 by and among Silversea Cruise Finance Ltd., as issuer, the other parties listed as New Guarantors, and Citibank, N.A., London Branch, as trustee.

9.	Amendment to the Credit Agreement, dated as of October 12, 2017, among Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Nordea Bank AB (Publ), New York Branch, as Administrative Agent.

10.	Hull No. 488 Credit Agreement, dated as of November 16, 2017, among Royal Caribbean Cruises Ltd., Skandinaviska Enskilda Banken AB (publ), as Administrative Agent, and the lender parties thereto.

11.	Third Supplemental Indenture, dated as of November 28, 2017, between Royal Caribbean Cruises Ltd., as Issuer, and The Bank of New York Mellon Trust Company, N.A.

IV-1

12.	Third Supplemental Agreement, dated as of March 16, 2018, relating to Hull No. B34 at STX France S.A., between Frosaitomi Finance Ltd., Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent, Citicorp Trustee Company Limited, as Security Trustee, Citibank N.A., London Branch as ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

13.	Amendment No. 2 to Hull No. S-675 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Administrative Agent and Hermes Agent, the Mandated Co-Lead Arrangers and certain financial institutions as lender parties thereto.

14.	Amendment No. 2 to Hull No. S-676 Credit Agreement, dated as of July 3, 2018, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent and Administrative Agent, and certain financial institutions as lender parties thereto.

15.	Amendment No. 2 to Hull No. S-677 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Administrative Agent and Hermes Agent, the Mandated Co-Lead Arrangers and certain financial institutions as lender parties thereto.

16.	Amendment No. 2 to Hull No. S-679 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Administrative Agent and Hermes Agent, and certain financial institutions as lender parties thereto.

17.	Amendment No. 2 to Hull No. S-691 Credit Agreement, dated as of July 3, 2018, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent and Administrative Agent, and certain financial institutions as lender parties thereto.

18.	Amendment No. 5 to Hull No. S-697 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent, Initial Mandated Lead Arranger, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

19.	Amendment No. 5 to Hull No. S-698 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent, and Initial Mandated Lead Arranger and certain financial institutions as lender parties thereto.

20.	Amendment No. 2 to Hull No. S-699 Credit Agreement, dated as of July 3, 2018, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent, Facility Agent and Initial Mandated Lead Arranger, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

21.	Amendment No. 2 to Hull S-700 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent) and Initial Mandated Lead Arranger, and certain financial institutions as lender parties thereto.

IV-2

22.	Amendment No. 2. to Hull No. S-713 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH as Facility Agent, Hermes Agent and Initial Mandated Lead Arranger, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

23.	Amendment No. 1 to ICON 1 Hull No. 1400 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent and the Initial Mandated Lead Arranger, BNP Paribas Fortis SA/NV as Finnvera Agent, the Mandated Lead Arrangers, the Lead Arrangers and certain financial institutions as lender parties thereto.

24.	Amendment No. 1 to ICON 2 Hull No. 1401 Credit Agreement, dated as of July 3, 2018, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent and Initial Mandated Lead Arranger, BNP Paribas Fortis SA/NV, as Finnvera Agent, the Mandated Lead Arrangers, the lead arrangers and certain financial institutions as lender parties thereto.

25.	First Supplemental Agreement, dated as of October 5, 2018, relating to Hull No. K34 at Chantiers de l’Atlantique S.A., between Azairemia Finance Limited, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent, Citicorp Trustee Company Limited, as Security Trustee, Citibank N.A., London Branch, as Global Coordinator, HSBC France, as French Coordinating Bank; Sumitomo Mitsui BANKING Corporation Europe Limited, Paris Branch, as ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

26.	First Supplemental Agreement, dated as of October 5, 2018, relating to Hull No. J34 at Chantiers de l’Atlantique S.A., between Saintiami Finance Limited, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent, Citicorp Trustee Company Limited, as Security Trustee, Citibank N.A., London Branch, as Global Coordinator, HSBC France, as French Coordinating Bank, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

27.	Amendment No. 2 to Hull No. 1364 Credit Agreement, dated as of December 21, 2018, among Royal Caribbean Cruises Ltd., Skandinaviska Enskilda Banken AB (publ), as Administrative Agent, and certain financial institutions as lender parties thereto.

28.	Amendment No. 2 to Amended and Restated Credit Agreement, dated as of January 31, 2019, among Royal Caribbean Cruises Ltd., BNP Paribas Fortis S.A./N.V., as Administrative Agent, and certain financial institutions as lender parties thereto.

29.	Second Supplemental Indenture dated as of February 1, 2019 by and between Silversea Cruise Finance Ltd., as issuer, and Citibank, N.A. London Branch, as trustee.

30.	Term Loan Agreement, dated as of April 5, 2019, and as amended on May 7, 2020 and July 28, 2020, among Royal Caribbean Cruises Ltd, the Joint Lead Arrangers, the Joint Bookrunners, Bank of America, N.A. as Administrative Agent, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Sumitomo Mitsui Banking corporation, The Bank of Nova Scotia, Wells Fargo Bank, National Association and DNB Markets Inc., as Co-Syndication Agents and Regions Bank, PNC Bank, National Association and U.S. Bank National Association, as Documentation Agents.

IV-3

31.	Amendment to the Amended and Restated Credit Agreement, dated as of April 5, 2019, among Royal Caribbean Cruises Ltd., The Bank of Nova Scotia, as Administrative Agent, and certain financial institutions as lender parties thereto.

32.	Amendment No. 1 to the Credit Agreement, dated as of May 24, 2019, among Royal Caribbean Cruises Ltd., Nordea Bank ABP, New York Branch, as Administrative Agent, and certain financial institutions and lender parties thereto.

33.	Hull No. A34 Amendment and Restatement Agreement, dated as of August 15, 2019, among Royal Caribbean Cruises Ltd., Société Générale, as the Facility Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

34.	Hull No. A34 Amendment and Restatement Agreement, dated as of August 15, 2019 among Royal Caribbean Cruises Ltd., MUFG Bank, Ltd. as the Facility Agent and Documentation Bank, Banco Santander, S.A. as BpiFAE Agent, the Mandated Lead Arrangers and the banks and financial institutions as lender parties thereto.

35.	Hull No. S-719 Credit Agreement, dated as of September 19, 2019, among Silversea Cruise Holding Ltd., Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent, Facility Agent and Bookrunner, and certain financial institutions as lender parties thereto.

36.	Hull No. S-720 Credit Agreement, dated as of September 19, 2019, among Silversea Cruise Holding Ltd., Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Hermes Agent, Facility Agent and Bookrunner, and the lender parties thereto.

37.	Term Loan Agreement, dated as of December 3, 2019, by and among Royal Caribbean Cruises Ltd., Sumitomo Mitsui Banking Corporation, as Initial Lender and Administrative Agent, and the lender parties thereto.

38.	Novation Agreement, dated as of December 13, 2019, between Palmeraie Finance Limited, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent, Citicorp Trustee Company Limited, as Security Trustee, Citibank N.A. London Branch, as Global Coordinator, HSBC France, as French Coordinating Bank and ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

39.	ICON 3 Hull No. 1402 Credit Agreement, dated as of December 18, 2019, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent, Initial Mandated Lead Arranger and Bookrunner, and certain financial institutions as lender parties thereto.

IV-4

40.	First Supplemental Agreement, dated as of March 12, 2020, between Hibisyeu Finance Limited, relating to Hull No. C34 at Chantiers de l’Atlantique S.A. Chantiers De L’Atlantique, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, Citicorp Trustee Company Limited, Citibank, N.A., London Branch, HSBC France, as French Coordinating Bank, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

41.	First Supplemental Agreement, dated as of March 12, 2020, between Hoediscus Finance Limited, relating to Hull No. L34 at Chantiers de l’Atlantique S.A.Chantiers De L’Atlantique, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent and Global Coordinator, Citicorp Trustee Company Limited, as Security Trustee, HSBC France, as French Coordinating Bank, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA Agent, and certain financial institutions as lender parties thereto.

42.	First Supplemental Agreement, dated as of March 12, 2020, relating to Hull No. M34 at Chantiers de l’Atlantique S.A. between Houatorris Finance Limited, Chantiers De L’Atlantique, Royal Caribbean Cruises Ltd., Citibank Europe plc, UK Branch, as Facility Agent and Global Coordinator, Citicorp Trustee Company Limited, as Security Trustee, HSBC France, as French Coordinating Bank, Sumitomo Mitsui Banking Corporation Europe Limited, Paris Branch, as ECA Agent, and certain financial institutions as lender parties thereto.

43.	Amendment No. 3 to Hull No. S-713 Credit Agreement, dated as of April 30, 2020, between Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH as Facility Agent, Hermes Agent and Initial Mandated Lead Arranger, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

44.	Hull No. A34 Amendment Agreement, dated as of May 6, 2020, among Royal Caribbean Cruises Ltd., Société Générale, as the Facility Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

45.	Amendment to the Amended and Restated Credit Agreement, dated as of May 7, 2020, among Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Nordea Bank ABP, New York Branch as administrative agent.

46.	Amendment to the Amended and Restated Credit Agreement, dated as of May 7, 2020, among Royal Caribbean Cruises Ltd., the various financial institutions party thereto and The Bank of Nova Scotia as administrative agent.

47.	Amendment to Term Loan Agreement, dated as of May 7, 2020, among the Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Bank of America, N.A. as administrative agent.

48.	Amendment Letter to ICON 3 Hull No. 1402 Credit Agreement, dated as of May 11, 2020, among Royal Caribbean Cruises Ltd., KfW IPEX-Bank GmbH, as Facility Agent, Hermes Agent, Initial Mandated Lead Arranger and Bookrunner, and certain financial institutions as lender parties thereto.

IV-5

49.	Indenture, dated as of May 19, 2020 between Royal Caribbean Cruises Ltd., as Issuer, Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Security Agent.

50.	Indenture, dated as of June 9, 2020 between Royal Caribbean Cruises Ltd., as Issuer, and The Bank of New York Mellon Trust Company, N.A. as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Security Agent.

51.	Indenture, dated as of June 9, 2020 between Royal Caribbean Cruises Ltd., as Issuer, and The Bank of New York Mellon Trust Company, N.A. as Trustee, Paying Agent Registrar, Custodian and Conversion Agent.

52.	Amendment to the Amended and Restated Credit Agreement, dated as of July 28, 2020, among Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Nordea Bank AB (Publ), New York Branch, as Administrative Agent.

53.	Amendment to the Amended and Restated Credit Agreement, dated as of July 28, 2020, among Royal Caribbean Cruises Ltd., The Bank of Nova Scotia, as Administrative Agent, and certain financial institutions as lender parties thereto.

54.	Amendment to Term Loan Agreement, dated as of July 28, 2020, among the Royal Caribbean Cruises Ltd., the various financial institutions party thereto and Bank of America, N.A. as administrative agent.

55.	Financial Covenant Waiver Extension Consent Letter relating to the Cruise Debt Holiday Principles, dated July 28, 2020, among Royal Caribbean Cruises Ltd., Silversea Cruise Holding Ltd. and KfW IPEX-Bank GmbH.

56.	Supplemental Agreement in relation to the extension of the waiver period for financial covenants in respect of the financing of the acquisition of Celebrity Edge (ex hull no. J34), dated July 28, 2020, among Royal Caribbean Cruises Ltd. and Citibank Europe plc, UK Branch.

57.	Supplemental Agreement in relation to the extension of the waiver period for financial covenants in respect of the financing of the acquisition of Celebrity Apex (ex hull no. K34), dated July 28, 2020, among Royal Caribbean Cruises Ltd. and Citibank Europe plc, UK Branch.

58.	Supplemental Agreement in relation to the extension of the waiver period for financial covenants in respect of the financing of the acquisition of Symphony of the Seas (ex hull no. B34), dated July 28, 2020, among Royal Caribbean Cruises Ltd. and Citibank Europe plc, UK Branch.

IV-6

59.	Financial Covenant Waiver Extension Consent Letter relating to the Cruise Debt Holiday Principles, dated July 31, 2020, between Royal Caribbean Cruises Ltd. and KfW IPEX-Bank GmbH.

60.	Hull No. A34 Supplemental Agreement, dated as of August 4, 2020, among Royal Caribbean Cruises Ltd., Société Générale, as the Facility Agent, the Mandated Lead Arrangers and certain financial institutions as lender parties thereto.

61.	Indenture, dated October 16, 2020, among the Company, and The Bank of New York Mellon Trust Company, N.A., as trustee, paying agent, registrar, custodian and conversion agent.

62.	Fifth Amendment and Restatement Agreement relating to a credit agreement in respect of the financing of the acquisition of m.v. Harmony of the Seas (ex hull no. A34), dated as of October 30, 2020, among Royal Caribbean Cruises Ltd., certain financial institutions as lender parties thereto and Société Générale.

63.	Fourth Amendment and Restatement Agreement relating to a credit agreement in respect of the financing of the acquisition of m.v. Harmony of the Seas (ex hull no. A34), dated as of October 30, 2020, among Royal Caribbean Cruises Ltd., certain financial institutions as lender parties thereto and Société Générale.

64.	Sixth Supplemental Agreement relating to a credit agreement in respect of the financing of the acquisition of m.v. Symphony of the Seas (ex hull no. B34), dated as of October 30, 2020, among Royal Caribbean Cruises Ltd., certain financial institutions as lender parties thereto and Citibank Europe plc, UK Branch.

65.	Fourth Supplemental Agreement relating to a credit agreement in respect of the financing of the acquisition of m.v. Celebrity Apex (ex hull no. K34), dated as of October 30, 2020, among Royal Caribbean Cruises Ltd., certain financial institutions as lender parties thereto and Citibank Europe plc, UK Branch.

66.	Fourth Supplemental Agreement relating to a credit agreement in respect of the financing of the acquisition of m.v. Celebrity Edge (ex hull no. J34), dated as of October 30, 2020, among Royal Caribbean Cruises Ltd., certain financial institutions as lender parties thereto and Citibank Europe plc, UK Branch.

67.	Supplemental Agreement relating to a secured credit facility agreement for Hull No. A35 at Chantiers de l’Atlantique S.A., dated as of November 13, 2020, among Palmeraie Finance Limited, Royal Caribbean Cruises Ltd., certain financial institutions as lender parties thereto and Citibank Europe plc, UK Branch.

68.	Supplemental Agreement relating to a secured credit facility agreement for Hull No. M34, dated as of November 13, 2020, among Houatorris Finance Limited, Royal Caribbean Cruises Ltd., certain financial institutions as lender parties thereto and Citibank Europe plc, UK Branch.

IV-7

69.	Supplemental Agreement relating to a secured credit facility agreement for Hull No. C34 at Chantiers de l’Atlantique S.A., dated as of November 13, 2020, among Hibisyeu Finance Limited, Royal Caribbean Cruises Ltd., certain financial institutions as lender parties thereto and Citibank Europe plc, UK Branch.

70.	Supplemental Agreement relating to a secured credit facility agreement for Hull No. L34 at Chantiers de l’Atlantique S.A., dated as of November 13, 2020, among Hoediscus Finance Limited, Royal Caribbean Cruises Ltd., certain financial institutions as lender parties thereto and Citibank Europe plc, UK Branch.

IV-8

SCHEDULE V

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.	On each of December 15, 2020, December 18, 2020, December 22, 2020, December 28, 2020 and December 30, 2020, the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company.

2.	Unless agreed otherwise between the Company and Managers and as long as sales of Shares under this Agreement are not suspended, the Managers expect to conduct a bringdown due diligence call with the appropriate business, financial and legal representatives of the Company once every week until the earlier of (i) the termination of this Agreement and (ii) the date on which all Shares have been sold.

3. On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), (m), (n), (o) and (p) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

4.	In the event that the Company requests the Managers to sell on any one Trading Day an amount of Shares that would be equal to or greater than 25% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s Common Stock, the Managers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

5.	So long as sales of Shares under this Agreement are not suspended, and upon request of the Managers, the Managers may require additional due diligence procedures as the Manager may reasonably request, upon the occurrence of any downgrading event as set forth in Section 6(w) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Manager’s rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request during the period from and including December 16, 2020 to and including December 31, 2020 pursuant to the Agreement.

V-1

EXHIBIT A

Form of Terms Agreement

[●] Common Stock

TERMS AGREEMENT

, 20___

[name/address of designated manager]

Dear Ladies and Gentlemen:

Royal Caribbean Cruises Ltd., a corporation incorporated and existing under the laws of the Republic of Liberia (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated December [●], 2020 (the “Equity Distribution Agreement”), among the Company, Morgan Stanley & Co. LLC and [●], to issue and sell to [_______] the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [_______] (the “Designated Manager”) the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Manager has an over-allotment option]

[The Designated Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Designated Manager to the Company for the Purchased Shares. This option may be exercised by the Designated Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Designated Manager has an over-allotment option]

A-1

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Designated Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Designated Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Designated Manager and the Company.

ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

ACCEPTED as of the date first written above.

[Designated Manager]

By:
Name:
Title:

A-2

Exhibit B

[Manager Letterhead]

[_______], 20[__]

[              ]

[                       ]

Attention: [_______]

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear [_______]:

This Confirmation sets forth the terms of the agreement of [_______] (the “Manager”) with Royal Caribbean Cruises, Ltd. (the “Company”) relating to the sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $1,000,000,000, pursuant to the Equity Distribution Agreement among the Company and the managers listed in Schedule I thereto, dated December 3, 2020 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

Aggregate Gross Price of Shares to be sold:
Minimum price at which Shares may be sold:
Date(s) on which Shares may be sold:

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by [_] a.m./p.m. (New York time) on [the date hereof] [[_____], 20[__]].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date, and every Representation Date.

B-1

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours,

[____________]

By:
Name:
Title:

ACCEPTED as of the date first above written

ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the Agreement]

B-2